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                                LICENSE AGREEMENT


         This agreement is between BSI Corporation., a Minnesota corporation, 9924 West 74th Street, Eden Prairie, MN 55344, ("BSI"), and Cardiac Pathways Corporation, a California corporation, 995 Benecia Avenue, Sunnyvale CA 94086, ("CPC").

         BSI has developed technology and know-how relating to surface modification for which it has obtained and continues to seek patent coverage. The parties believe that BSI's technology and know-how will improve the performance of various electrophysiology products of CPC, and CPC desires to acquire a limited license under BSI's know-how and patent rights.

         In consideration of the mutual covenants and agreements set forth below and for other good and valuable consideration of which receipt is acknowledged, the parties agree as follows:

1.       DEFINITIONS

         a. "Effective Date" means the date upon which this Agreement becomes fully executed and all payments due upon execution are received by BSI.

         b. "Patent Rights" means i) U.S. patents 4,973,493, 4,979,959, 5,002,582, 5,217,492, 5,258,041 and 5,263,992 and all continuations, continuations-in-part (but only with respect to those claims of such CIP applications which are entitled to the filing date of the parent application), substitutions, and divisions of the patent applications on which such patents issue and/or the patent applications from which such patents are derived and ii) U.S. patent applications serial #148,157, #816,771, #835,206, and #972,533, together with all divisions, continuations, continuations-in-part (but only with respect to those claims of such CIP applications which are entitled to the filing date of the parent application) and substitution thereof, and iii) all U.S. patents issuing on any of the preceding, including reissues, reexaminations and extensions; and iv) all foreign counterparts to any of the preceding patent applications and patents. The term Patent Rights shall also include improvement Patents as defined in Paragraph l(c).

         c. "Improvement Patents" means any U.S. patents or patent applications that are filed on inventions conceived or reduced to practice by BSI during the royalty-bearing term of this Agreement; and all divisions, substitutions, continuations, and/or continuations in-part thereof, or of which such patents or patent applications are a successor, and all reexaminations, renewals, reissues and extensions of such patents and patent applications; and all foreign counterparts to any of the preceding patent applications and patents, in each case with respect to which BSI has the right to grant a license, and which relate to surface coatings or treatments, reagents employed in connection with surface coatings


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or treatments, uses of surface coatings or treatments, and any methods or processes relating to surface coatings or treatments, in each case that may be applicable to the development, manufacture, use or sale (or by a surface coating or treatment process employed to produce that product or a reagent used in such process) of Electrophysiology Catheters, Introducers, or Guide Catheters.

         d. "Licensed Product" means Electrophysiology Catheters, Introducers, and Guide Catheters, which are surface treated with xxxxxxxxxx xxxxxxxxxx xxxxxxxxxxxx xxxxxxxxxx xxxxxxxxxxx xxxxxxxxx xxxxxxxxxxx xxxxxxxx xxxxxxxxxxxxxxx xxxxxxxxxxxxxx xxxxxxxxxxxxxxxx xxxxxxxxxxxxx xxxxxxxxxxxxx xxxxxxxxxx xxxxxxxxxxxx xxxxxxxxxxxxxxxxx xxxxxxxxx xxxxxx xxxxxxx xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxx xxxxxxxxxx xxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxx xxxxxxxxx xxxxxxxxxxxxxxx and either (i) the manufacture, use or sale of which (or a surface coating or treatment process employed to produce that product or a reagent used in such process) would infringe any claim of Patent Rights but for the license granted herein, or (ii) is produced through the use of BSI's Know-how. For the avoidance of doubt, a "Photo-derivatized Compound" means a compound that, prior to its use in treating surfaces, has been chemically modified to include one or more photochemically reactive groups and that are activated through the use of actinic radiation.

         e. "Know-how" means BSI's trade secrets and other technical information relating to the use of Photo-derivatized Compounds on medical devices to produce Licensed Product and which BSI has the right to transmit to others. Know-how includes, but is not limited to, information contained in pending patent applications and information that is Confidential Information concemin BSI's chemical reagents referred to in paragraph l(d), the precise chemical composition of such reagents, how such reagents are tested, how they are quality controlled, and any other specific information concerning the production of such reagents or the analysis, quality control, and testing of surface treatments made therefrom.

         f. "Royalty-Bearing Know-How" means Know-How concerning BSI's Photoderivatized Compounds referred to in paragraph l(d), the precise chemical composition of such Photo-derivatized Compounds, how they are tested, how they are quality controlled, and any other specific information concerning the production of such Photoderivatized Compounds or the analysis, quality control, and testing of surface treatments made therefrom.

         g. "Net Sales" means the total actual billing for sales of Licensed Products, less the following deductions where they are applicable with respect to such billings and when separately shown on invoices: (i) discounts actually allowed and taken, in amounts customary in the trade and sales commissions up to a maximum of three percent (3%) of the amount invoiced by CPC; (ii) customs, duties, taxes or other governmental excises or charges upon or measured by the production, sale, transportation, delivery or use of Licensed Product and actually paid by CPC; (iii) amounts allowed or credited on rejections or returns; and (iv) transportation charges prepaid or allowed. Not withstanding the above, if a Licensed


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Product is sold both separately and as an integral part of a combination product
(hereinafter "Combination Product") containing one or more integral components in addition to the Licensed Product, then Net Sales of Licensed Products for sales of that Combination Product will be calculated by multiplying the Net
Sales for the Combination Product as calculated above by the fraction A/(A+B) where A is the invoice price of the Licensed Product as sold separately and B is the sum of the separate invoice prices of the other components. In the event that any of the other components are not sold separately, then the fraction used in the preceding sentence will be A/C where A is the invoice price of the Licensed Product as sold separately and C is the invoice price of the Combination Product. In the event that the Licensed Product is not sold separately from the Combination Product, then the Net Sales attributed to the Licensed Product shall be determined by mutual agreement of the parties.

         A Licensed Product shall be considered sold when it is shipped or when it is invoiced, whichever is earlier. CPC agrees that in the event any Licensed Product is sold to an Affiliate for purposes of resale, Earned Royalties for that Licensed Product shall be computed upon the selling price at which such Licensed Product is sold to a non-Affiliate. Net Sales shall not include sales of Licensed Products that are sold at or below CPC's fully burdened manufacturing cost and that are for use in research, development, clinical trials or as samples.

         Notwithstanding the foregoing provisions of this Paragraph l(g), if CPC sells one or more Licensed Products to a non-Affiliate that has or is obtaining whether by purchase, loan, lease or otherwise other capital equipment products from CPC (e.g., workstations) and the Licensed Product unit selling price is greater than CPC's average unit selling price of the Licensed Product sold to non-Affiliates during the prior calendar quarter period, then the Earned Royalty with respect to sales of the Licensed Product shall be computed based on the average unit selling price of the Licensed Product to nonAffiliates during the prior calendar quarter period, less a proportional amount of the deductions set forth in the first paragraph of this Paragraph l(g) above.

         h. "Affiliate" means any entity which owns, is owned by, or is under common ownership with CPC. For purposes of this Paragraph 1(h), an entity shall be regarded as owning another entity if it owns or controls at least fifty percent (50%) of the outstanding stock or other voting rights of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, that in any country where the local law does not permit equity participation of at least 50%, then Affiliate will include any company in which CPC owns or controls, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by law.

         i. "Valid Claim" means a claim of an issued and unexpired patent included within the Patent Rights that has not been disclaimed by the patent owner or held unenforceable, unpatentable, or invalid by a court or other governmental agency of competent jurisdiction beyond possibility of appeal.


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         j. "Electrophysiology Catheters" means catheters used for measuring and mapping the electrical properties of heart tissue or for therapeutic ablative procedures to treat cardiac arrhythmias, such that the measuring, mapping or ablative components perform such function while positioned within the chambers of the heart, which when sold bear labels indicating specific utility for mapping, measuring or ablating tissue within the chambers of the heart or the coronary sinus and containing no statement or suggestion of utility within the coronary arteries or coronary veins. For the avoidance of doubt, Electrophysiology Catheters specifically excludes catheters labeled to suggest utility for performing measuring, mapping or ablative functions from within the coronary arteries or coronary veins (but not the coronary sinus).

         k. "Introducers" means a device used for percutaneous introduction of Electrophysiology Catheters into the vascular system.

         l. "Guide catheters" means catheters used for deploying
Electrophysiology Catheters into the heart.

2.       LICENSE

         a. Subject to the conditions and limitations provided in this Agreement, BSI grants to CPC, as of the Effective Date, x xxxxxxxxxxxxx xxxxxxx under BSI's Patent Rights and Know-how to make, have made for it, use and sell Licensed Products, and to practice any method or process within the Patent Rights and/or Know-how to make, have made, use or sell Licensed Products. The license granted herein does not include the right to sublicense and is expressly limited to the specific Licensed Product defined herein.

         b. Upon CPC's written request, BSI agrees to enter into negotiations with one or more third parties selected by CPC and acceptable to BSI for the purpose of granting nonexclusive licenses to such parties to make and sell Licensed Products, which BSI's granting of such sublicenses to third parties shall not be unreasonably withheld.

         c. If BSI develops alone or jointly with others a new Photo-derivatized Compound as defined above which it has the right to license to CPC and which BSI believes will have utility in the manufacture of Licensed Products, BSI will inform CPC and CPC shall have the right to amend this Agreement to add such compound to the list of Photo-derivatized Compounds in Paragraph l(d) by providing BSI with written notice of such amendment within 60 days of the date BSI informs CPC of that new compound. With respect to a Licensed Product produced by treatment with such new Photo-derivatized Compound, BSI may, at its option, terminate the license with respect to that Licensed Product if CPC fails to commence bona fide commercial sales of that Licensed Product within four (4) years following the date that CPC amends this Agreement to include that new compound. Products using such new compounds shall be considered a separate Licensed Product for the purposes of Paragraph 5.


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         d. Pursuant to a mutually agreed upon project plan to be jointly executed by the parties on or before November 1, 1994 and to be made a part of this Agreement as an Attachment A, BSI will disclose to CPC the Know-how, technology, and information specified in the project plan.

3.       LICENSE FEES, ROYALTIES, AND DEVELOPMENT FEES

         a. CPC will pay to BSI a one-time, nonrefundable license fee of xxxxxxx upon execution of this Agreement ("LICENSE FEE").

         b. CPC shall also pay to BSI an Earned Royalty for the license under the Patent Rights and Know-how granted herein in an amount equal to xxxx of Net Sales of Licensed Product-that would infringe a Valid Claim or that, are made by a surface treatment process employed to produce that product or a reagent used in such process that would infringe a Valid Claim, and in an amount equal to xxxx of Net Sales of Licensed Products that would not infringe a Valid Claim and that are not made by a surface treatment process employed to produce that product or a reagent used in such process that would infringe a Valid Claim, but are produced through the use of Royalty-Bearing Know-how. Notwithstanding the foregoing provisions of this Paragraph 3(b), the total Earned Royalty payable with respect to any unit of Licensed Product shall not exceed xxxxxx U.S. and with respect to any Combination-Product (as defined in Paragraph l(g)) shall not exceed xxxxxx U.S. Commencing with the calendar quarter starting xxxxxxx xxxx, CPC will pay to BSI quarterly minimum royalties of xxxxxx ("Minimum Royalties"). For each subsequent calendar year, the quarterly Minimum Royalty shall increase by xxx over the previous calendar year. In paying Minimum Royalties, CPC shall have the right to supplement Earned Royalties to the extent necessary to meet Minimum Royalties.

         c. If CPC pays license fees or royalties to a non-Affiliate third party solely as a result of CPC's exercise of the rights granted to CPC under BSI's Patent Rights or Royalty Bearing Know-How licensed herein, CPC shall have the right to prospectively reduce the Earned Royalty calculated in this Paragraph 3(b) by fifty percent (50%) of the amounts paid in total to all such third parties, provided that the total Earned Royalty due to BSI with respect to any unit of Licensed Product shall not be less than fifty percent (50%) of the Earned Royalty computed under Paragraph 3(b).

         d. All amounts payable hereunder by CPC shall be payable in United States of America Dollars. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rates used by CPC in calculating CPC's own revenues for. financial reporting purposes in accordance with Generally Accepted Accounting Principles. Any withholding or other tax that CPC is required by law to withhold from royalties shall be deducted from said royalties and promptly paid to the taxing authority. In regard to any tax so deducted, CPC shall furnish BSI with proper evidence of the taxes paid.


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         e. In the event BSI's cumulative development fees and expenses relating to the transfer of Know-how to CPC that are incurred after October 1, 1994 exceed xxxxxxx, then BSI will charge CPC Development Fees and expenses in excess of said xxxxxxx at BSI's then standard hourly rate for product development, provided, however, that such development work is pursuant to a mutually agreed upon project plan. BSI shall charge CPC Development Fees at the same rate BSI ordinarily charges its other licensee clients, which is currently xxxxxx per technical staff hour, which includes direct labor costs plus reasonably allocated laboratory overhead. BSI shall additionally charge direct materials and other expenses provided for under such mutually agreed upon project plans.
In the event performance related issues arise in the course of any development work between the parties, the parties shall meet to resolve such performance issues and work out a mutually agreed upon project plan and, where appropriate, BSI will not charge CPC thereunder. BSI shall invoice CPC monthly for such Development Fees and payment is due within 30 days thereof

         f. There shall be established a Credit Pool consisting of the cumulative sum of all License Fees and Development Fees paid to BSI under this Paragraph 3. On a calendar quarter basis, CPC shall have the right to apply monies in the Credit Pool resulting from the payment of Development Fees, if any, against up to xxxxxxxx of the Earned Royalty due in excess of the Minimum Royalties due for that quarter and shall have the right to apply monies in the Credit Pool resulting from the payment of License Fees against up to xxxxxxxx of the Earned Royalty due in excess of the Minimum Royalties due for that quarter, and the Credit Pool shall be reduced by the amount so applied. The Credit Pool shall never be reduced to less than zero, nor in any quarter shall there be applied any monies from the Credit Pool exceeding a total of xxxxxxxx of the Earned Royalties due in excess of Minimum Royalties for that quarter.

         g. Only a single royalty under this Paragraph 3 shall be payable to BSI for each specific unit of Licensed Product, regardless of i) the number of claims within the Patent Rights that cover the Licensed Product, or its manufacture, use or sale, or ii) the number of countries in which the manufacture, importation, sale, resale, or use of the Licensed Products is made by CPC, an Affiliates, or any direct or indirect customer thereof.

4.       ROYALTY PAYMENTS, REPORTS, RECORDS

         a. During the term of this Agreement, CPC win make written reports and payments to BSI within forty-five (45) days after the last day of each calendar quarter ending March 31, June 30, September 30, and December 31. Each report shall state the Net Sales, Earned Royalty, Credit Pool transactions, and corrections of errors in prior royalty payments, and data and calculations used by CPC to determine each such amount. Payment in full of the royalty due BSI shall accompany each report Such reports, data, and calculations shall be deemed Confidential Information of CPC under Paragraph 11.


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         b. Within ninety (90) days after the end of each calendar year during which royalties are payable under this Agreement, CPC will furnish to BSI a statement certified by its Chief Financial Officer that the quarterly royalty payment reports under. this Agreement are true and correct, except for any corrections deemed necessary by such Chief Financial Officer. If any discrepancies are discovered by the Chief Financial Officer between the true amount of royalty payments actually due and the amount reported by CPC to BSI, the net amount of any such discrepancy shall be settled between CPC and BSI within thirty (30) days of receipt of the certified report.

         c. CPC will maintain, for a period of three (3) years following the sale of Licensed Product, true and accurate records supporting the reports and payments made under this Agreement, and BSI shall have the right to carry out an independent audit of such records, solely for the purpose of determining whether CPC has incorrectly paid BSI, no more frequently than once per calendar year by a certified public accountant of its choice under terms of confidentiality reasonably acceptable to CPC. Such accountant shall have reasonable access to CPC's offices during CPC's normal business hours and the relevant records, files and books of account, and such accountant shall have the right to examine any other records reasonably necessary to determine the accuracy of the calculations provided by CPC under Paragraphs 3 and 4. The accountant shall report to BSI only whether over or under payment exists, and if so, the amount of such over or under payment. Any such audit shall be at BSI's expense unless cumulative underpayment errors in BSI's favor are found that exceed 10% of any payment actually made to BSI, in which case CPC will bear the cost of such audit.


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5.       TERM

         Unless earlier terminated, the term of the license granted herein for each Licensed Product (including Licensed Products manufactured with new Photo-derivatized Compounds under Paragraph 2(c)) shall begin upon the Effective Date and shall extend until expiration of the last to expire patent of Patent Rights that covers Licensed Product or for a period of ten (10) years following the first bona fide sale of that Licensed Product, whichever is longer. Upon expiration of such term and the receipt by BSI of all Royalties and development fees and expenses payable to it under this Agreement, the Royalty-Bearing Know-how license granted herein shall become paid up and irrevocable.

6.       PATENT MARKING

         CPC shall see to it that all Licensed Products sold shall be appropriately marked with the applicable patent numbers of Patent Rights, in conformity with applicable law.

7.       CPC IMPROVEMENT PATENTS

         CPC agrees that it will not file any patent applications that claim an improvement to any invention claimed in any Valid Claim of Patent Rights.

8.       TERMINATION

         a. CPC shall have the right to terminate this Agreement in its entirety at any time upon ninety (90) days advance written notice. Upon termination of this Agreement, CPC shall have no further rights under Patent Rights or Royalty-Bearing Know-how as provided in this Agreement. However, CPC shall be allowed to sell any inventory of Licensed Products existing at the time of termination for a period of eighteen (18) months thereafter destroying any remaining inventory, provided CPC accounts for such sales and pays BSI the Earned Royalty for such sales under Paragraph 3 hereof.

         b. BSI may terminate this Agreement after giving CPC sixty (60) days advance written notice for any material breach or default by CPC, including without limitation, failure to comply with the reporting requirements of Paragraph 4 or the confidentiality provisions of Paragraph 11, failure to make any reports and payments (including Minimum Royalty payments) when due, and withholding or noticing its intent to withhold any royalties provided for in this Agreement. The Agreement will terminate at the end of the 60 day period unless during that period CPC has cured such breach or default. In addition, failure of CPC to begin bona fide commercial sales of Licensed Product by July 1, 1998 shall permit BSI to terminate this Agreement upon 30 days written notice.

         c. Either-party may terminate this Agreement if the other party hereto is involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business.


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         d. Upon termination of this Agreement under any of the provisions of this Paragraph 8, CPC shall cease making, having made for it, using and selling Licensed Products that are produced through the use of BSI's Royalty-Bearing Know-how. BSI shall have the right to equitable relief to enforce the provisions of this Paragraph 8(d). Further, within 30 days of the effective date of termination of this Agreement, each party shall return to the other party all information for which the first mentioned party has an obligation of confidentiality under paragraph 11 hereof, including copies of documents and other materials containing or disclosing such information.

9.       CONTINUING OBLIGATIONS

         Upon any termination of this Agreement, the following rights and obligations shall continue to the degree necessary to permit their complete fulfillment or discharge: (i) BSI's right to receive and CPC's obligation to pay accrued royalties and royalties becoming due for the sale of inventory under Paragraph 8(a); (ii) CPC's obligation to maintain records and BSI's right to audit under Paragraph 4; (iii) CPC's reporting obligations under Paragraph 4;
(iv) any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party; (v) either party's obligation to maintain confidentiality under Paragraph 11; (vi) CPC's obligation to forebear from use of BSI's Know-how as provided in Paragraph 8(d) hereof.

10.      REPRESENTATIONS AND WARRANTIES

         Each party warrants to the other that it has the full and unrestricted right to enter into this Agreement. BSI represents and warrants to CPC that (i) BSI has the full right and authority to grant the rights, licenses and interests granted herein and perform its obligations hereunder and BSI has not entered into and during the term of this Agreement will not enter into any agreements or grant any rights in conflict with the rights granted in this Agreement; (ii) to the best of its knowledge at the time of execution, no third party claim of infringement of BSI's Patent Rights or Know-How or other proprietary or contractual rights with respect to use of BSI's Photo-derivatized Compounds have been made; and (iii) to the best of its knowledge, at the time of execution, there are no third party suits, claims, oppositions or interferences overtly threatened against BSI in any way relating to the Patent Rights or Know-How.

         Nothing in this Agreement shall be construed as (i) a warranty or representation by BSI as to the validity or scope of any Patent Rights or that any Licensed Product or any process practiced, under the License granted in this Agreement does not infringe any patents of third persons; or (ii) a requirement that either party file any patent application, secure any patent, maintain any patent in force, or bring or prosecute actions or suits against third parties for infringement of any patent; or (iii) conferring any right on either party to use in advertising, publicity, or otherwise any trademark or trade name of the other, or (iv) granting by implication, estoppel, or otherwise any license other than that specifically granted herein. Except as otherwise provided herein, neither party makes any representations, extend any


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warranties of any kind, either express or implied, or assume any responsibilities whatever with respect to use, sale, or other disposition by CPC or its vendees or transferees of Licensed Products.

11.      CONFIDENTIALITY

         The parties agree to retain in confidence all Know-how received from the other and clearly marked as "Proprietary" or "Confidential" or the like, including without limitation, information required to be maintained in confidence under prototype development or manufacturing scale-up or post scale-up relationships between the parties. The parties agree not to disclose any of such information to any of its employees whose work does not require such disclosure or to any third party, nor use the same, except in accordance with this Agreement. Each party's obligation of non-disclosure and non-use shall not apply to information (i) which at the time of its disclosure to the receiving party is available to the public, (ii) which the receiving party can show was previously in its possession, (iii) that is published or otherwise becomes available to the public through no fault of the receiving party, (iv) that the receiving party can show was received by it from a third party without breach of a confidential obligation, (v) is required to be disclosed by any governmental agency, or vi) physical coating process parameters (such as coating solution bath temperature, catheter dipping withdrawal speeds, and chemical concentrations). Notwithstanding the above exclusions other than subsection
(vi), CPC specifically agrees that it will not disclose to any affiliates or other third party any of BSI's Know-how relating to the manufacture of BSI's Photo-derivatized Compounds, the precise chemical composition of such Photo-derivatized Compounds, how they are tested, how they are quality controlled, and any other specific information concerning the production of such Photoderivatized Compounds. The provisions of this Paragraph shall survive termination of this Agreement for any reason, and shall not reduce any prior obligations of confidentiality between the parties contained in the Mutual Confidential Disclosure Agreement dated February 10, 1993.

12.      PRODUCT LIABILITY

         a. CPC will defend and indemnify BSI against all losses, liabilities, lawsuits, claims, expenses (including Attorney's fees), costs, and judgements incurred through personal injury, property damage, or other claims of third parties, arising from the design, manufacture, use, or sale by CPC, its sublicensees and customers of each, of Licensed Products; provided that BSI promptly notifies CPC of any loss, liability, lawsuit, claim or expense subject to this Paragraph 12, provides CPC with full information and cooperation at CPC's expense, and gives CPC sole. control over the defense and settlement of any such loss, liability, lawsuit, claim or expense.

         b. CPC represents and wan-ants that it has and will maintain in force effective product liability insurance of not less than $5,000,000 per occurrence and $5,000,000 per year aggregate to cover claim or claims arising out of the use, transport, or disposal of Licensed Products. CPC agrees to include BSI as an additional named insured on each such policy, and within 14 days following the Effective Date,


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and from time-to-time as BSI shall require, CPC will provide BSI with written confirmation for same from its insurer and a copy of each such certificate of insurance showing BSI as a named insured.

13.      PHOTO-DERIVATIZED COMPOUND SUPPLY

         a. BSI agrees to make reasonably available to CPC for purchase BSI's Photoderivatized Compounds as listed in Paragraph l(d). To the extent that such compounds are standard Photo-derivatized Compounds that BSI offers to its other clients, BSI agrees: (i) the price to CPC for Photo-derivatized Compounds shall be under the same terms and conditions that BSI ordinarily offers to its other clients for equivalent volume consumption; (ii) for each shipment of Photo-derivatized Compound, BSI will provide written certificate of analysis and conformance to mutually agreed upon specifications for all Photo-derivatized Compounds; and (iii) that BSI will adequately stock such standard Photo-derivatized Compounds that CPC utilizes in the production of Licensed Products.

         b. BSI shall deposit a copy of it's written detailed instructions ("Standard Operating Procedure") for the manufacture of each of the Photo-derivatized Compounds which CPC wishes to use for the manufacture of Licensed Product with an escrow agent acceptable to BSI and to CPC pursuant to an escrow agreement with such agent, and BSI will update annually such Standard Operating Procedure in the hands of the escrow agent as improvements are made to such procedure. BSI will provide CPC with a copy of the escrow agreement. The escrow agreement will provide for notification of CPC in the event that BSI fails to pay the necessary escrow fees. In such event, CPC shall have the right but not the obligation to pay such escrow fees and to offset such payments against Earned Royalties due BSI by CPC. The escrow agreement shall also provide for release of the Standard Operating Procedure by the escrow agent to CPC in the event of a business failure (with or without bankruptcy filing) on the part of BSI or the refusal by BSI to furnish Photo-derivatized Compound to CPC in accordance with the provisions of paragraph 13(a) of this Agreement. The provisions of paragraph 11 shall continue to apply to such Standard Operating Procedure, except that CPC, after acquiring the Standard Operating Procedure under this paragraph, shall have the right to disclose the same to a manufacturer of fine chemicals under obligations of confidence no less rigorous than those imposed on CPC herein for the sole purpose of having Photo-derivatized Compounds made for it by the fine chemical manufacturer.

14.      OTHER

         a. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. However, this Agreement may not be assigned by CPC except with the advance written permission of BSI, except to a successor in interest to substantially all of the business or assets of CPC pertaining to the subject matter hereof whether by merger, reorganization, acquisition or otherwise, and any assignment by CPC of this Agreement or any interest therein not made in accordance with this paragraph shall be void.


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
                        Confidential treatment requested
                        omitted portions have been filed
                         separately with the commission

         b. Any waiver of or failure to enforce any provision of this Agreement shall not operate as a waiver of or failure to enforce any other provision or as a continued waiver or failure to enforce such provision. Moreover, should any provision of this Agreement or its application to any extent be held invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be effected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity. This Agreement, together with all addenda and writings required or contemplated hereby, constitutes the entire Agreement between the parties with respect to the Licenses granted herein and the subject matter hereof. This Agreement shall not be altered or otherwise amended except by an instrument in writing signed by both parties.

         c. All communications or other notices required or permitted under this Agreement shall be in writing and shall be deemed to be given when personally delivered, or when given by registered or certified mail, postage prepaid, and addressed to the parties at the addresses set out above or sent by fax with confirming letter mailed under the conditions described above. Either party may change the person and/or address to which notices hereunder shall be given by notice to the other party in the manner set out above.

         d. Nothing in this Agreement authorizes either BSI or CPC to act as agent for the other as to any matter, or to make any representations to any third party indicating or implying the existence of any such agency relationship. BSI and CPC shall each refrain from any such representations. The relationship between BSI and CPC is that of independent contractors.

         e. For all purposes under this Agreement, the parties agree and admit that jurisdiction and venue are proper in the Federal District Court, District of Minnesota. This Agreement shall for all purposes be governed and interpreted in accordance with the laws of the State- of Minnesota, except for its conflict of laws provisions.

         The parties have executed this Agreement on the dales written below.


BSI CORPORATION


By:
   -----------------------------------
Its:
    ----------------------------------
Date:
     ---------------------------------


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
                        Confidential treatment requested
                        omitted portions have been filed
                         separately with the commission

CARDIAC PATHWAYS CORPORATION


By:
   -----------------------------------
Its:
    ----------------------------------
Date:
     ---------------------------------


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